UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report:

December 17, 2008

Live Nation, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9348 Civic Center Drive Beverly Hills, California	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(310) 867-7000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 17, 2008, Live Nation, Inc. (the “Company”) entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Goldman, Sachs & Co. (“Goldman Sachs”). Pursuant to the Distribution Agreement, Goldman Sachs agreed to act as agent for the sale from time to time of up to 1,556,386 shares of common stock of the Company (the “Shares”) in open market or privately negotiated transactions. The Distribution Agreement is attached hereto as Exhibit 99.1, and incorporated by reference herein.

Proceeds from the sale of common stock pursuant to the Distribution Agreement will be used as a partial payment to repurchase an equal number of shares of common stock pursuant to a touring rights agreement. The Company intends to fund the remaining obligation under the touring rights agreement with cash on hand or borrowings under its credit facility.

Concurrently with the filing of this Current Report on Form 8-K, the Company filed a prospectus supplement (the “Prospectus Supplement”) with the Securities and Exchange Commission (the “SEC”) in connection with the issuance of the Shares pursuant to the Distribution Agreement. The Prospectus Supplement was filed pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Reg. No. 333-148930) originally filed with the SEC on January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Live Nation, Inc.

By:	/s/ Kathy Willard
Kathy Willard Executive Vice President and Chief Financial Officer

Dated: December 17, 2008

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Latham & Watkins LLP regarding the validity of the securities issued.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

99.1	Equity Distribution Agreement, dated as of December 17, 2008, between the registrant and Goldman, Sachs & Co.